SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant ( X )
Filed by a Party other than the Registrant ( )


Check the appropriate line:

____      Preliminary Proxy Statement
____ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
_X__      Definitive Proxy Statement
____      Definitive Additional Materials
____      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12


                             UNION ELECTRIC COMPANY
                (Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate line):

_X__      No fee required.

____ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)        Title of each class of securities to which transaction applies:

2)        Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)        Proposed maximum aggregate value of transaction:

5)        Total fee paid:

____      Fee paid previously with preliminary materials.

____ Check line if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)        Amount previously paid:

2)        Form, Schedule or Registration Statement No.:

3)        Filing Party:

4)        Date Filed:

[GRAPHIC OMITTED][GRAPHIC OMITTED]


NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT OF
UNION ELECTRIC COMPANY



      Time:     9:00 A.M.
                Tuesday
                April 23, 2002


      Place:    Powell Symphony Hall
                718 North Grand Boulevard
                St. Louis, Missouri




IMPORTANT

     Admission to the meeting will be by ticket only. If you plan to attend, please advise the Company in your proxy vote (by telephone or by checking the appropriate box on the proxy card). Persons without tickets will be admitted to the meeting upon verification of their stockholdings in the Company.




     Please vote by proxy (via telephone or the enclosed proxy card) even if you own only a few shares. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

UNION ELECTRIC COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

        UNION ELECTRIC COMPANY


     We will hold the Annual Meeting of Stockholders of Union Electric Company at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 23, 2002, at 9:00 A.M., for the purposes of

      (1)electing Directors of the Company for terms ending in April 2003; and

      (2)acting on other proper business presented to the meeting.

      The Board of Directors of the Company presently knows of no other business to come before the meeting.

     If you owned shares of the Company's capital stock at the close of business on March 11, 2002, you are entitled to vote at the meeting and at any adjournment thereof. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be assured.

     You may vote via telephone or, if you prefer, you may sign and return the enclosed proxy card in the enclosed envelope. Your prompt vote by proxy will reduce expenses. Instructions for voting by telephone are included with this mailing. If you attend the meeting, you may revoke your proxy by voting in person.

By order of the President and the Board of Directors.



                                    STEVEN R. SULLIVAN
                                    Secretary



St. Louis, Missouri
March 28, 2002

PROXY STATEMENT OF UNION ELECTRIC COMPANY
(First sent or given to stockholders March 28, 2002)

Principal Executive Offices:
One Ameren Plaza
1901 Chouteau Avenue, St. Louis, MO 63103

     This solicitation of proxies is made by the Board of Directors of Union Electric Company, d/b/a AmerenUE (the "Company" or "Union Electric"), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 23, 2002, and at any adjournment thereof.

     As a result of a merger effective December 31, 1997 (the "Merger"), the Company, Central Illinois Public Service Company, d/b/a AmerenCIPS ("CIPS"), Ameren Services Company ("Ameren Services"), AmerenEnergy Resources Company ("AER"), and AmerenEnergy, Inc. ("AE") are the principal first tier subsidiaries of Ameren Corporation ("Ameren"), a holding company.

     As information, Union Electric's annual meeting will be held in conjunction with the Ameren and CIPS annual meetings.

                                     VOTING

Who Can Vote

     Only stockholders of record at the close of business on the Record Date, March 11, 2002, are entitled to vote at the meeting. The voting securities of the Company on such date consisted of 102,123,834 shares of Common Stock, all of which were owned by Ameren, and 2,795,095 shares of Preferred Stock of various series. In order to conduct the meeting, holders of more than one-half of the outstanding shares must be present in person or represented by proxy so that there is a quorum. It is important that you vote promptly so that your shares are counted toward the quorum. Each share is entitled to one vote on matters to come before the meeting, except that in the election of directors the stockholders have cumulative voting rights, which are not subject to any condition. Under cumulative voting each stockholder has the right to cast votes in the election of directors equal to the number of shares held by such stockholder, multiplied by the number of Directors to be elected; that is, five votes for each share. All such votes may be cast for one nominee or may be distributed among two or more nominees, but not among more than five nominees.

     In determining whether a quorum is present at the meeting, shares registered in the name of a broker or other nominee, which are voted on any matter, will be included. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included.

     The Board of Directors has adopted a confidential voting policy for proxies.

How You Can Vote

     By Proxy. Before the meeting, you can give a proxy to vote your shares of the Company's capital stock in one of the following ways:

     - by calling the toll-free telephone number; or

     - by completing and signing the enclosed proxy card and mailing it in time to be received before the meeting.

     The telephone voting procedure is designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone, please follow the enclosed instructions.

     If you mail us your properly completed and signed proxy card, or vote by telephone, your shares of the Company's capital stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board - FOR the Board's nominees for Director Item (1). On any other matters, the named proxies will use their discretion.

     In Person. You may come to the meeting and cast your vote there. Only stockholders of record at the close of business on the Record Date, March 11, 2002, are entitled to vote at the meeting.

How You Can Revoke Your Proxy

     You may revoke your proxy at any time after you give it and before it is voted by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the meeting.

                             ITEMS TO BE CONSIDERED

Item (1):  Election of Directors

     Five Directors are to be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees designated by the Board of Directors, all of whom are executive officers of the Company or its affiliates, are listed below with information about their principal occupations and backgrounds.

PAUL A. AGATHEN

Senior Vice President of the Company, CIPS and Ameren Services. Mr. Agathen was employed by the Company in 1975 as an attorney. He was named General Attorney of the Company in 1982, Vice President, Environmental and Safety in 1994 and Senior Vice President in 1996. He was elected to his present position at Ameren Services upon the Merger and at the Company and CIPS in 2001. Director of the Company since 1998. Other directorships: CIPS (since 1997). Age: 54.

WARNER L. BAXTER

Senior Vice President of the Company, Ameren, CIPS and Ameren Services. From 1983 to 1995, Mr. Baxter was employed by Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Baxter joined the Company in 1995 as Assistant Controller. He was promoted to Controller of the Company in 1996 and was elected Vice President and Controller of the Company, Ameren and Ameren Services in 1998. He was elected Vice President and Controller of CIPS in 1999. Mr. Baxter was elected to his present position at the Company, Ameren, CIPS and Ameren Services in 2001. Other directorships: CIPS (since 1999). Age: 40.

CHARLES W. MUELLER

Chairman and Chief Executive Officer of the Company, Ameren and Ameren Services. Mr. Mueller began his career with the Company in 1961 as an engineer. He was named Treasurer in 1978, Vice President-Finance in 1983, Senior Vice President-Administrative Services in 1988, President in 1993 and Chief Executive Officer in 1994. Mr. Mueller was elected Chairman, President and Chief Executive Officer of Ameren upon the Merger. He relinquished his position as President of the Company, Ameren and Ameren Services in 2001. Director of the Company since 1993. Mr. Mueller is Chairman of the Federal Reserve Bank of St. Louis. Other directorships: Ameren (since 1997); CIPS (since 1997); Angelica Corporation.
Age: 63.

GARY L. RAINWATER

President and Chief Operating Officer of the Company, Ameren and Ameren Services and President and Chief Executive Officer of CIPS. Mr. Rainwater began his career in 1979 as an engineer. He was named General Manager - Corporate Planning in 1988 and Vice President in 1993. In December 1997 he became President and Chief Executive Officer of CIPS. Mr. Rainwater was elected President of AER in 1999. He was elected President and Chief Operating Officer of the Company, Ameren and Ameren Services in 2001 at which time he relinquished his position as President of AER. Director of the Company since 1998. Other directorships: CIPS (since 1997). Age: 55.

THOMAS R. VOSS

Senior Vice President of the Company, CIPS and Ameren Services. Mr. Voss began his career with the Company in 1969 as an engineer. After four years of military service, he returned to the Company and from 1975 to 1988, held various positions including district manager and distribution operating manager. Mr. Voss was elected Vice President of CIPS in 1998. He was elected to his present position with the Company, CIPS and Ameren Services in 1999. Mr. Voss was elected by the Company's Board of Directors on October 25, 2001 to serve as Director for the remainder of the term of Donald E. Brandt who resigned on August 29, 2001. Other directorships: CIPS (since 2001). Age: 54.

      The five nominees for Director who receive the most votes will be elected.

     The Board of Directors knows of no reason why any nominee will not be able to serve as a director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board.

Board Meetings, Age Policy, Board Committees and Directors' Compensation

     Board Meetings - During 2001, the Board of Directors met or acted by unanimous written consent without a meeting ten times. All nominees attended all of the meetings of the Board for which they were eligible.

     Age Policy - Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at such annual meeting. In addition, the eligibility of former employees, except for an employee who has been elected Chief Executive Officer of

Ameren, Union Electric or CIPS, is limited to the date upon which they retire, resign or otherwise sever active employment with the respective company.

     Board Committees - The Board of Directors does not have standing committees. The Board committees of the Company's parent, Ameren, (including its Human Resources Committee and its Auditing Committee) perform committee functions for the Company's Board. Ameren's Board of Directors has adopted a written charter for the Auditing Committee, which was included as an appendix to the proxy statement for the 2001 Annual Meeting of Stockholders. Each of the members of Ameren's Auditing Committee is independent as defined by the New York Stock Exchange listing standards.

     Directors' Compensation - All nominees for Director are executive officers of Ameren or its subsidiaries, and they do not receive compensation for their services as a Director.

Item (2):  Other Matters

     The Board of Directors does not know of any matters, other than the election of Directors, which may be presented to the meeting.


                               SECURITY OWNERSHIP

Securities of the Company

     All of the outstanding shares of the Company's Common Stock are owned by Ameren. Of the 2,795,095 shares of the Company's outstanding Preferred Stock, no shares were owned by Directors and executive officers of the Company as of February 1, 2002.

Securities of Ameren
                                                     Shares of Common Stock
                                                            of Ameren
                                                     Beneficially Owned<F1><F2>
            Name                                     as of February 1, 2002
            ----                                     ----------------------
       Paul A. Agathen                                          61,238
       Warner L. Baxter                                         22,984
       Donald E. Brandt<F3>                                         347
       Daniel F. Cole                                           23,380
       Charles W. Mueller                                      179,129
       Gary L. Rainwater                                        47,920
       Garry L. Randolph                                        28,818
       Thomas R. Voss                                           24,183

       All Directors, nominees for Director and
       executive officers as a group                           528,045


     <F1> This column lists voting securities,  including  restricted stock held by executive officers over which the officers have voting power but no investment power. Also includes shares issuable within 60 days upon the exercise of stock options as follows: Mr. Agathen, 51,700; Mr. Baxter, 20,425; Mr. Cole, 17,075; Mr. Mueller, 152,575; Mr. Rainwater, 35,000; Mr. Randolph, 21,725; and Mr. Voss, 17,775. Reported shares include those for which a Director, nominee for Director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such Director, nominee for Director or executive officer does not claim beneficial ownership.
     <F2> Shares beneficially owned by all Directors,  nominees for Director and executive officers in the aggregate do not exceed one percent of any class of equity securities outstanding.
     <F3> Mr. Brandt  resigned in August 2001.  His shares reflect 347 shares of vested restricted stock. Mr. Brandt forfeited his remaining 5,180 restricted shares in connection with his resignation.

     The address of all persons listed above is c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.


                             EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the Securities and Exchange Commission, including this proxy statement, in whole or in part, the following Ameren Corporation Human Resources Committee Report on Executive Compensation shall not be deemed to be incorporated by reference into any such filings.

Ameren Corporation Human Resources Committee Report on
Executive Compensation

     Ameren Corporation and its subsidiaries' (collectively referred to as "Ameren") goal for executive compensation is to approximate the median of the range of compensation paid by similar companies. Accordingly, the Human Resources Committee of the Board of Directors of Ameren Corporation, which is comprised entirely of non-employee directors, makes annual reviews of the compensation paid to the executive officers of Ameren. The Committee's compensation decisions with respect to the five highest paid officers of Ameren Corporation and its principal subsidiaries are subject to approval by such company's Board of Directors. Following the annual reviews, the Committee authorizes appropriate changes as determined by the three basic components of the executive compensation program, which are:

     o Base salary,

     o A performance-based short-term incentive plan, and

     o Long-term stock-based awards.

     First, in evaluating and setting base salaries for executive officers, including the Chief Executive Officers of Ameren Corporation and its subsidiaries, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid by similar companies. Such considerations are subjective, and specific measures are not used in the review process.

     The  second   component  of  the  executive   compensation   program  is  a
performance-based Executive Incentive Compensation Plan established by the Ameren Corporation Board, which provides specific, direct relationships between corporate results and Plan compensation. For 2001, Ameren consolidated year-end earnings per share (EPS) target levels were set by the Human Resources Committee. If EPS reaches at least the threshold target level, the Committee authorizes incentive payments within prescribed ranges based on individual performance and degree of responsibility. If EPS fails to reach the threshold target level, no payments are made. Under the Plan, it is expected that payments to the Chief Executive Officers of Ameren Corporation and its subsidiaries will range from 0-90% of base salary. For 2001, actual payments ranged from 27.9% to 39.6% of base salary.

     The third component of the 2001 executive compensation program is the Long-Term Incentive Plan of 1998, which also ties compensation to performance. The Plan was approved by Ameren Corporation shareholders at its 1998 Annual Meeting and provides for the grant of options, restricted stock, performance awards, stock appreciation rights and other awards. The Human Resources Committee determines who participates in the Plan and the number and types of awards to be made. It also sets the terms, conditions, performance requirements and limitations applicable to each award under the Plan. Awards under the 1998 Plan have been at levels that approximate the median of the range of awards granted by similar companies.

     In determining the reported 2001 compensation of the Chief Executive Officers, as well as compensation for the other executive officers, the Human Resources Committee considered and applied the factors discussed above. Further, the reported compensation reflects a level of achievement exceeding the threshold but short of the next higher target level in 2001 EPS. Authorized compensation for the Company's executive officers fell within the ranges of those paid by similar companies.


                                      Human Resources Committee:

                                      John Peters MacCarthy, Chairman
                                      Thomas A. Hays
                                      Richard A. Liddy
                                      Gordon R. Lohman

Compensation Tables

     The following tables contain compensation information, for the periods indicated, for (a) the Chairman and Chief Executive Officer of the Company, (b) the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2001 and (c) D. E. Brandt, who resigned as Senior Vice President of the Company in August 2001.

                        SUMMARY COMPENSATION TABLE

                                                   Long-Term
                        Annual Compensation    Compensation Awards
                                               Restricted Securities
Name and                                         Stock    Underlying   All Other
Principal                                        Awards    Options     Compen-
Position<F1>      Year   Salary($) Bonus($)<F2>   ($)<F3>   (#)<F4>    sation($)<F5>
-------------     ----   --------- ----------- ---------- ----------   -------------

C. W. Mueller     2001   700,000   277,200      594,991      -         146,651
Chairman and      2000   660,000   235,200        -       108,100       79,421
Chief Executive   1999   580,000   206,000        -        75,300       45,850
Officer, Ameren,
Union Electric
and Ameren
Services

G. L. Rainwater   2001   446,667   139,430      251,997      -          24,762
President and     2000   400,000   115,200        -        32,600        9,450
Chief Operating   1999   342,000    97,500        -        27,900        4,825
Officer, Ameren,
Union Electric
and Ameren
Services;
President and
Chief Executive
Officer, CIPS

G. L. Randolph    2001   291,000    74,900      174,594      -         20,062
Senior Vice       2000   276,000    78,700        -        14,100      11,729
President and,    1999   236,000    47,800        -        10,700       6,833
Chief Nuclear
Officer, Union
Electric; Senior
Vice President,
CIPS

P. A. Agathen     2001   285,000    69,600      171,019      -         37,167
Senior Vice       2000   272,000    71,800        -        32,600      27,408
President,        1999   242,000    65,300        -        27,900      22,435
Union Electric,
CIPS and
Ameren
Services

D. F. Cole        2001   246,667    70,220      138,012      -         12,691
Senior Vice       2000   215,000    59,300         -       32,600       9,286
President, Union  1999   168,300    48,500         -       10,700       5,957
Electric, CIPS
and Ameren
Services;
President, AER

                        SUMMARY COMPENSATION TABLE (Cont.)

                                                   Long-Term
                        Annual Compensation    Compensation Awards
                                               Restricted Securities   All Other
Name and                                        Stock     Underlying   All Other
Principal                                       Awards    Options      Compen-
Position,<F1>     Year   Salary($) Bonus($)<F2>  ($)<F3>    (#)<F4>    sation($)<F5>
-------------     ----   --------- ----------- ---------- ----------   ---------

D. E. Brandt      2001   240,000    55,760      215,998      -         1,037,739<F6>
Former Senior     2000   342,000    82,100        -        32,600         47,117
Vice President,   1999   292,000    78,800        -        27,900         35,781
Ameren, Union
Electric and
Ameren Services

<F1>Includes compensation received as an officer of Ameren and its subsidiaries including the Company.
<F2>Amounts  for each fiscal  year  represent  bonus
     compensation earned for that year payable in the subsequent year.
<F3>Restricted  Stock Awards relate to Ameren Common Stock.
     This column is based on the $41.57 closing price of Ameren Common Stock on February 9, 2001, the date the restricted stock was awarded. The number of restricted shares of Ameren Common Stock held at fiscal year
     end and the value of  such  holdings,   based  on  the  number  of
     restricted shares for which Restrictions have not lapsed times the closing market price at December 31, 2001 ($42.30 per share), was 15,225 shares and $644,018 for Mr. Mueller; 6,448 shares and $272,750 for Mr. Rainwater; 4,468 shares and $188,996 for Mr. Randolph; 4,376 shares and $185,105 for Mr. Agathen; 3,532 shares and $149,404 for Mr. Cole; and 5,527 shares and $233,792 for Mr. Brandt. Mr. Brandt forfeited all except 347 shares of restricted stock in connection with his resignation in August, 2001. Upon the achievement of certain Company performance levels, restricted shares vest equally over a seven-year period from the date of grant (one-seventh on each anniversary date). The vesting period is reduced from seven years to three years if Ameren's ongoing earnings per share achieve a prescribed growth rate over the three-year period. Restricted stock that would otherwise vest remain restricted until prescribed minimum stock ownership levels are satisfied by the officer. Dividends declared on restricted shares are reinvested in additional shares of Ameren Common Stock, which vest concurrently with the restricted shares. The officers are entitled to voting privileges associated with the restricted shares to the extent the restricted shares have not been forfeited.
<F4>Options relate to Ameren Common Stock.
<F5>Amounts include matching contributions to Ameren's 401(k) plan and above-
     market earnings on deferred compensation. For fiscal year 2001, amount includes (a) matching contributions to Ameren's 401(k) plan and (b) above-market earnings on deferred compensation, as follows:

                                       (a)           (b)
                  C. W. Mueller      $7,750       $118,680
                  G. L. Rainwater     7,462         12,051
                  G. L. Randolph      7,664          9,308
                  P. A. Agathen       6,787         26,970
                  D. F. Cole          7,657          3,573
                  D. E. Brandt        7,713         28,633


                                    10


    Footnote (5) to the SUMMARY COMPENSATION TABLE (Cont.)

    For fiscal year 2001, amount also includes the dollar value of insurance premiums paid by Ameren with respect to term life insurance for the benefit of the executive officer, as follows:

                  C. W. Mueller              $20,221
                  G. L. Rainwater              5,249
                  G. L. Randolph               3,090
                  P. A. Agathen                3,410
                  D. F. Cole                   1,461
                  D. E. Brandt                 1,393

<F6>For fiscal year 2001, amount also includes a payment of $1,000,000 for Mr.
    Brandt in connection with his resignation from Ameren and its subsidiaries, including the Company. See "Arrangements with Named Executive Officers" - "Separation Agreement".

                 AGGREGATED OPTION EXERCISES IN 2001
                       AND YEAR-END VALUES<F1>
                                                             Value of
            Shares                 Unexercised               In-the-Money
           Acquired       Value     Options                   Options
              on        Realized   at Year End(#)            at Year End($)<F2>
  Name     Exercise(#)     ($)     Exercisable Unexercisable Exercisable Unexercisable
  ----     -----------  --------   ----------- ------------- ----------- -------------

C. W. Mueller     -        -         100,900     202,300     366,907   1,661,456

G. L. Rainwater   -        -          19,875      66,425      78,928     526,474

G. L. Randolph    -        -          14,675      27,825      53,156     222,894

P. A. Agathen     -        -          34,625      68,375     114,651     533,884

D. F. Cole        -        -           5,982      42,568      23,337     420,049

D. E. Brandt   31,325    75,693          -           -           -          -

<F1>No options were granted in 2001.
<F2>These columns represent the excess of the closing price of Ameren's Common
    Stock of $42.30 per share, as of December 31, 2001, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The
    Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2001.


Ameren Retirement Plan

     Most salaried employees of Ameren and its subsidiaries earn benefits under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant's name is credited with an amount equal to a percentage of the participant's pensionable earnings for the year. Pensionable earnings equals base pay, overtime and annual bonuses, which are equivalent to amounts shown as "Annual Compensation" in the Summary Compensation Table. The applicable percentage is based on the participant's age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant's account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

Participant's Age     Regular Credit for      Transition Credit
on December 31     Pensionable Earnings*   Pensionable Earnings    Total Credits

Less than 30                3%                      1%                   4%

30 to 34                    4%                      1%                   5%

35 to 39                    4%                      2%                   6%

40 to 44                    5%                      3%                   8%

45 to 49                    6%                     4.5%                 10.5%

50 to 54                    7%                      4%                   11%

55 and over                 8%                      3%                   11%


* An additional regular credit of 3% is received for pensionable earnings above the Social Security wage base.

     These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bills for the previous October, plus 1%. In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Ameren Retirement Plan as of January 1, 1998. When a participant terminates employment, the amount credited to the participant's account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution. Benefits are not subject to any deduction for Social Security or other offset amounts.

     In certain cases pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. A
Supplemental Retirement Plan is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such Code limitations were not in effect and the reduced benefit payable as a result of such Code limitations. The plan is unfunded and is not a qualified plan under the Internal Revenue Code.

     The following table shows the estimated annual retirement benefits, including supplemental benefits, which would be payable to each executive officer listed if he were to retire at age 65 at his 2001 base salary and annual bonus, and payments were made in the form of a single life annuity.

          Name             Year of 65th Birthday     Estimated Annual Benefit

      C. W. Mueller              2003                         $367,000

      G. L. Rainwater            2011                          179,000

      G. L. Randolph             2013                          164,000

      P. A. Agathen              2012                           89,000

      D. F. Cole                 2018                          144,000

      D. E. Brandt*              2019                           92,000

      * Terminated employment in 2001. The amount shown is his estimated annual benefit payable at age 65 with interest.


                   ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Change of Control Severance Plan

     Under the Ameren Corporation Change of Control Severance Plan, designated officers of Ameren and its subsidiaries, including current officers of the Company named in the Summary Compensation Table, are entitled to receive severance benefits if their employment is terminated under certain circumstances within three years after a "change of control". A "change of control" occurs, in general, if (i) any individual, entity or group acquires 20% or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of Ameren, or who have been approved by a majority of the Board, cease for any reason to constitute a majority of the Board; or (iii) Ameren enters into certain business combinations, unless certain requirements are met regarding continuing ownership of the outstanding Common Stock and voting securities of Ameren and the membership of its Board of Directors.

     Severance benefits are based upon a severance period of two or three years, depending on the officer's position. An officer entitled to severance will receive the following: (a) salary and unpaid vacation pay through the date of termination; (b) a pro rata bonus for the year of termination, and base salary and bonus for the severance period; (c) continued employee welfare benefits for the severance period; (d) a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren's qualified and supplemental retirement plans if employed for the severance period; (e) up to $30,000 for the cost of outplacement services; and
(f) reimbursement for any excise tax imposed on such benefits as excess payments under the Internal Revenue Code.

Separation Agreement

     On August 29, 2001, Ameren entered into a separation agreement with D. E. Brandt in connection with his resignation. The agreement provides for the following payments or benefits to Mr. Brandt: (i) a lump sum severance payment of $1,000,000; (ii) reimbursement of up to $20,000 for tax, investment and legal services incurred through December 31, 2002 and additional professional consulting services at a cost of $300 in connection with his resignation; (iii) 18 months of senior executive level career transition services up to a maximum cost of $27,500; (iv) interest of $15,903.77 on his 1999 and 2000 deferred compensation accounts which had been forfeited on his resignation; (v) 347 shares of vested restricted stock; (vi) a pro-rated annual bonus for 2001 of $55,760; (vii) continued medical, dental and Employee Assistance Plan coverage through COBRA for up to 18 months with the premium for such coverage paid by the Company; and (viii) rights to convert his current life insurance coverage.


     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the Securities and Exchange Commission, including this proxy statement, in whole or in part, the following Auditing Committee Report shall not be deemed to be incorporated by reference into any such filings.


                            AUDITING COMMITTEE REPORT

     The Auditing Committee of Ameren Corporation's Board of Directors reviews the financial reporting process of its subsidiary, Union Electric Company, on behalf of Union Electric's Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2001 Annual Report on SEC Form 10-K with Union Electric's management and the independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Auditing Committee has discussed with the independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Auditing
Committee has discussed with the independent accountants, the accountants' independence from Union Electric and its management including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received from the independent accountants. The Auditing Committee has considered whether the independent accountants' provision of the services covered under the captions "Independent Accountants" - "Financial Information Systems Design and Implementation Fees" and "All Other Fees" in the proxy statement is compatible with maintaining the accountants' independence.

     In reliance on the reviews and discussions referred to above, the Auditing Committee recommended to the Board of Directors that the audited financial statements be included in Union Electric's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                      Auditing Committee:

                                      Harvey Saligman, Chairman
                                      Thomas H. Jacobsen
                                      Richard A. Liddy
                                      Richard A. Lumpkin
                                      Paul L. Miller, Jr.
                                      James W. Wogsland


                             INDEPENDENT ACCOUNTANTS

Fiscal Year 2001

     PricewaterhouseCoopers LLP served as the independent accountants for Ameren and its subsidiaries, including Union Electric, in 2001. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees:

     The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the consolidated annual financial statements of Ameren included in the Ameren Annual Report to Shareholders (and incorporated by reference in the Ameren Form 10-K) and the annual financial statements of its subsidiaries included in their Forms 10-K for fiscal year 2001 and the reviews of the quarterly financial statements included in the Forms 10-Q of Ameren and its subsidiaries for such fiscal year were $458,000. All but $11,000 of the fees have been billed through December 31, 2001.

Financial Information Systems Design and Implementation Fees:

     Ameren  did  not  engage   PricewaterhouseCoopers  LLP  to  provide  advice
regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees:

     Fees and out-of-pocket expenses billed to Ameren by PricewaterhouseCoopers LLP during the 2001 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $1,646,280. Such services included audits of benefit plans, regulatory filings and financial statement components ($107,000), audit related services ($402,950), internal audit support ($174,500), risk management consulting ($682,000) and miscellaneous other ($279,830). All but $22,500 of the fees have been billed through December 31, 2001.

Fiscal Year 2002

     After consideration of the recommendation of the Auditing Committee of Ameren's Board of Directors, the present members of which are identified in the Auditing Committee Report, the Board of Directors of Ameren, at its meeting on February 8, 2002, selected PricewaterhouseCoopers LLP as independent accountants for Ameren and its subsidiaries, including Union Electric, for 2002.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING
                              COMPLIANCE

     Section 16(A) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Ameren's Common Stock. To the best of the Company's knowledge, all required reports were filed on time and all transactions by the Company's directors and executive officers were reported on time.


                              STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy material for the Company's 2003 Annual Meeting of Stockholders must be received by November 30, 2002.

     In addition, under the Company's By-Laws, stockholders who intend to submit a proposal in person at an Annual Meeting, or who intend to nominate a Director at a meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the meeting. A copy of the By-Laws can be obtained by written request to the Secretary of the Company.


                                  MISCELLANEOUS

     In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by Directors, officers and key employees of the Company on a voluntary basis without compensation. The Company will bear the cost of soliciting proxies on its behalf.

                                _______________

                   - - THANK YOU FOR YOUR PROMPT ATTENTION - -

                              FOLD AND DETACH HERE


/ x /    Please mark votes         This proxy will be voted as specified below.  If no direction is made, this
         as in this example.       proxy will be voted FOR all nominees listed on the reverse side.

               THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1.

                               FOR all nominees              WITHHOLD AUTHORITY         ATTENDANCE CARD
                               (except as listed below)        all nominees                REQUESTED

               ITEM 1                  /   /                      /   /                      /   /
               ELECTION OF
               DIRECTORS

               FOR ALL EXCEPT:
                                ---------------------------------------


                                                                                       SEE
                                                                                       REVERSE
                                                    DATED ____________________2002     SIDE

                                                    ________________________________________
                                                       SIGNATURE - Please sign exactly as name appears hereon.

                                                    ________________________________________
                                                              CAPACITY (OR SIGNATURE IF HELD JOINTLY)

                                                    Shares registered in the name of a Custodian or Guardian must be signed by such.
                                                    Executors, administrators, trustees, etc. should so indicate when signing.


UNION ELECTRIC COMPANY
P. O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149                            PROXY
--------------------------------------------------------------------------------

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2002

The undersigned hereby appoints CHARLES W. MUELLER, GARY L. RAINWATER and STEVEN
R. SULLIVAN, and any of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of UNION ELECTRIC COMPANY represented hereby at the Annual Meeting of Stockholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 23, 2002 at 9:00 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of stockholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote to stockholders.

  NOMINEES FOR DIRECTOR - PAUL A AGATHEN, WARNER L. BAXTER, CHARLES W. MUELLER,
                          GARY L. RAINWATER and THOMAS R. VOSS

Please vote, date and sign on the reverse side hereof and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

                            SEE REVERSE SIDE